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                                                                    EXHIBIT 10.1

                                SECOND AMENDMENT
                             TO MEDAPHIS CORPORATION
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         THIS SECOND AMENDMENT is effective as of April 1, 1999, and is made by MEDAPHIS CORPORATION, a corporation organized and doing business under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has previously adopted the Medaphis Corporation Non-Employee Director Stock Option Plan, as amended (the "Plan"); and

         WHEREAS, the Board of Directors of the Company has duly authorized an amendment of the Plan as set forth herein.

         NOW, THEREFORE, Section 5(d) of the Plan is hereby amended by deleting
Section 5(d) of the Plan in its entirety, and replacing it with the following:

                  "(d) Vesting; Exercisability. An Option shall be fully vested as of the date of grant, but shall not become exercisable until one (1) year after the date of grant; provided, however, that in the event of the termination of an optionee's service as a director by reason of retirement, total and permanent disability (within the meaning of Section 22(e) of the Code), or death, all of the outstanding Options of such optionee shall become immediately exercisable. For purposes of the Plan, the term "by reason of retirement" means mandatory retirement pursuant to established Board policy."

         FURTHER, Section 5(g) of the Plan is hereby amended by deleting Section 5(g) of the Plan in its entirety, and replacing it with the following:

                  "(g)     Term of Options.  Each Option shall expire eleven
         (11) years from its date of grant, and shall not be subject to earlier termination or forfeiture."

         FURTHER Section 5(h) of the Plan is hereby amended by deleting Section 5(h) of the Plan in its entirety, and replacing it with the following:

                  "(h)     Transferability.  An Option granted to an optionee
         under the Plan shall not be assignable or transferable by the optionee other than (i) to the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) to a trust or trusts for the



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         exclusive benefit of such Immediate Family Members, (iii) to a partnership in which such Immediate Family Members are the only partners, (iv) to an entity exempt from federal income tax pursuant to
         Section 501(c)(3) of the Code or any successor provision, or (v) to a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision; provided, however, that (x) there shall be no consideration for any such transfer, and (y) other transfers by the optionee, or any subsequent transfer of transferred Options by a transferee, shall be prohibited, except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended; and provided, further, that following transfer, for purpose of elections to exercise the Option and the sale or merger and change in control provisions of the the Plan, the term "Non-Employee Director" shall be deemed to include the transferee, but the Option otherwise shall continue to be subject to the same terms and conditions that were applicable immediately prior to transfer. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an Option that has been transferred by a Non-Employee Director under this Section 5(h)."

FURTHER, Section 10 of the Plan is hereby amended by deleting Section 10 of the Plan in its entirety, and replacing it with the following:

                  "10. Amendment of the Plan. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that the Board shall not have the right unilaterally to modify, amend or cancel any Option granted before the effective date of such modification, amendment or cancellation unless the optionee consents in writing to such modification, amendment or cancellation."

         Except as specifically amended by this Second Amendment, the Plan shall remain in full force and effect as prior to this Second Amendment.



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         IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.


                                    MEDAPHIS CORPORATION



                                    By:  /s/ ALLEN W. RITCHIE
                                       -----------------------------------------
                                         Allen W. Ritchie
                                         President and Chief Executive Officer


ATTEST:



By: /s/ RANDOLPH L. M. HUTTO
   ------------------------------
       Randolph L. M. Hutto
       Secretary



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